NATURADE, INC.
__________________________________________________________________________________________

2099 S. State College Blvd., Ste.210, Anaheim, CA 92806 714-860-7600 714-935-9881(fax)

www.naturade.com

This MEMORANDUM OF UNDERSTANDING is made and entered into this 19th day of March, 2008, by and between

“PARTY” #1:	Naturade, Inc. and/or Assigns
(a Delaware corporation)
2099 S. State College Blvd., Suite 210
Anaheim, California 92806
Phone: (714) 860-7600
Fax: (714) 935-9881
hereinafter referred to as“NATURADE”)

“PARTY” #2:	Redux Holdings, Inc. and/or Assigns
(a Nevada corporation)
2099 S. State College Blvd., Suite 210
Anaheim, California 92806
Phone: 714-986-3708
Fax: 714-986-7301

(hereinafter referred to as“Redux”)

(hereinafter collectively referred to as the “PARTY(S)”).

By executing this Memorandum of Understanding, the PARTY(S) hereby confirm their intent to enter, in good faith, a corporate reorganization, as defined under Section 368 of the Internal Revenue Code, in which the PARTY(S) will enter into a definitive Asset Purchase Agreement for Naturade to acquire most of the assets and all of the liabilities of Redux for common stock in Naturade. The PARTY(S) will proceed promptly and in good faith in their preparation, and execution of the documentation necessary to consummate the transactions herein contemplated, all subject to the terms and conditions herein contained. It is understood by the PARTY(S) that their legal counsel is in the process of preparing the definitive Asset Purchase Agreement (the “Agreement”) and related documents; and that the signing of the Agreement and the transfer of the Redux assets and liabilities contemplated above will be conditioned on the completion of the 6 to 1 reverse stock split of Naturade, a fair and complete valuation and listing of the Redux assets and liabilities and approval of the relevant terms and conditions by the boards of directors of Natured and Redux. Exclusive of the provisions of Paragraphs 4, 5, 8, 9, 10, 13, and 14 hereof, which are intended to be binding and enforceable, this Memorandum of Understanding is not intended to constitute a contract or an offer to enter into a contract, be binding upon the PARTY(S), or create legal obligations or rights.

1.  Terms of Performance:

1.1	Target date for the definitive Agreement signing no later than April15, 2008; and
1.2
Time is of the essence and the PARTIES shall designate an individual or individuals who will be responsible for the exchange and review of all the information necessary to consummate a Definitive Agreement.

1.3	Release of public information by the filing of Form 8-K and press release shall be made upon the signing of this Memorandum and again upon the signing of the definitive agreement.

2.  Due Diligence. The PARTY (S) shall proceed under and within the principal terms and conditions hereto defined as it pertains to the PARTY(S) respective due diligence investigations and the negotiation of a definitive Agreement.

3.  Definitive Asset Purchase Agreement. The PARTY(S) will use their best efforts to execute a definitive Agreement on or before April 15, 2008, which agreement will incorporate the terms of this Memorandum of Understanding and such other terms as are satisfactory in form and content to the PARTY(S). The definitive Agreement shall contain standard and reasonable representations, warranties, indemnifications and conditions by the PARTY(S) as are mutually acceptable to the PARTY(S).

4.  Confidentiality. At the Closing (as hereinafter defined in section 8), the Parties will execute and deliver standard and reasonable confidentiality and non-disclosure agreements with respect to all trade secrets and other proprietary information of the PARTY(S). A standard and reasonable Non-disclosure and Non-circumvention Agreement shall be attached to the definitive Agreement.

5.  Exclusive Dealing. In consideration of the expenses incurred and to be incurred by the PARTY(S) in connection with this Memorandum of Understanding and the activities contemplated hereunder, from the date hereof continuing for ninety (90) days following execution of this Agreement, or such later date as the PARTY(S) may mutually agree, none of the PARTY(S) shall negotiate with third parties regarding the subject matter of this Agreement. This provision is intended to be binding and enforceable against the PARTY(S) hereto.

6.  Access to Information. Subject to the Confidentiality Agreements of the PARTY(S), each PARTY(S) shall give the other PARTY(S) and its representatives and agents access to its properties, books, records, contracts, consulting reports, market research, competition analysis, backlog of closed orders and purchase commitments, and shall furnish all such information and documents relating thereto, which pertain to this Memorandum of Understanding, as such PARTY(S) may reasonably request for the purpose of conducting its financial and other due diligence review. The PARTY(S) will treat as confidential all information with respect to each other made available herein and will return to the other all documents containing any such information delivered to them or their representatives and all copies thereof in the event the transactions contemplated herein are not consummated. In addition if the transaction is not consummated then each PARTY(S) shall stipulate, in writing, that all confidential information obtained from the other PARTY(S) has been returned to the owner or destroyed as requested by the other PARTY(S).

7.  Closing. The transactions contemplated by this Memorandum of Understanding will close on a date not later than April 30, 2008, unless the PARTY(S) mutually extends such date hereto.

8.  Waiver of Conflict. The PARTY(S) agree to waive any conflict of interest in using legal counsel Gary Curtis Cannon, Attorney at Law, as the legal counsel for both parties in this transaction, it being understood that he is also an officer and/or director of both PARTY(S), it also being understood that this transaction is a business reorganization, that Redux is currently the majority shareholder and control person of Naturade, and that Redux’s general counsel has also been acting as general counsel for Naturade during the entire time that Redux has been the majority shareholder and control person of Naturade.

9.  Compliance with Securities Laws. The PARTY(S) warrant that since both Naturade and Redux are publicly held companies, they are and will be in compliance with all federal and state securities law, regulations and rules in the performance of this contemplated corporate reorganization and asset purchase.

10.  Termination. Either party upon written notice to the other PARTY(S) may terminate this Memorandum of Understanding at any time after execution hereof or prior to the execution of the Agreement. Upon termination of this Memorandum of Understanding for any reason, neither PARTY(S) shall have any rights or remedies against the other, except for the failure of a PARTY(S) to fulfill its obligations under Paragraphs 4, 5, 8, 9, 10, 13, and 14. Except as provided herein, nothing in this Memorandum of Understanding shall constitute a binding agreement of the PARTY(S) and none of the PARTY(S) shall have a right of action against the other PARTY(S) for damages or equitable relief, including but not limited to the right of specific performance, it being the specific understanding that upon such termination the PARTY(S) shall be returned to their original positions without liability to any other PARTY(S).

11.  Execution of Memorandum of Understanding. To be effective, this Memorandum of Understanding must be executed and delivered by all PARTY(S) on or before 5:00 p.m. Pacific Standard time on March 21, 2008.

12.  Counterparts. This Agreement may be executed in several facsimile counterparts all of whom together shall constitute one and the same instrument with the same force and effect as though each of the PARTY(S) had executed the same document. However, the parties agree to execute triplicate originals in Blue Ink.

13.  Governing Law. This Agreement is made and shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California, without regard to the conflict of laws principles thereof, as the same apply to agreements executed solely by residents of California and wholly to be performed within California.

14.  Arbitration. If the PARTY(S) are unable to resolve a dispute arising out of this agreement, the parties shall submit to binding arbitration of the dispute. Arbitration proceedings shall take place in San Diego, California and be conducted by or its successor, and in accordance with the AAA rules. The arbitration panel shall consist of three members. Each PARTY(S) and shall appoint one (1) member of the arbitration panel members. The arbitration hearing shall last no longer than (1) day, and the panel's decision shall be final and shall bind the PARTY(S). The time period for the entire arbitration proceeding from the date notice is given to the date of final determination shall not exceed 60 days. The cost of arbitration shall be borne by any or all of the PARTY(S), as the arbitration panel may determine. A PARTY(S) shall enforce the arbitration Panel's award by a judgment obtained in the state of federal courts having jurisdiction. A PARTY(S) may enforce a judgment, thus obtaining preliminary injunctive relief from a court of law in any jurisdiction, pending the outcome of an arbitration proceeding. The arbitrators shall not, however, in the case of a dispute between the PARTY(S) not involving a third party claim, be empowered to award damages in excess of compensatory damages.

If the foregoing terms are acceptable, please signify your acceptance by signing and returning a copy of this Memorandum of Understanding to me.

Very truly yours,

NATURADE, INC.

/s/ Adam Michelin
Sign Name

Adam Michelin, Chief Executive Officer Print Name/Title

March 19, 2008 Date

The undersigned hereby accepts and agrees to the terms and conditions of the foregoing Memorandum of Understanding effective as of the date of the foregoing Memorandum of Understanding.

REDUX HOLDINGS, INC.

/s/ Adam M Michelin
Sign Name

Adam M Michelin, Chief Executive Officer Print Name/Title

March 19, 2008 Date